   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999


                                                      REGISTRATION NO. 033-64669
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                         POST-EFFECTIVE AMENDMENT NO. 8


                                       to
                                    FORM S-2

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                              TRUSERV CORPORATION
             (Exact name of Registrant as specified in its charter)

                  Delaware                                      36-2099896
          (State of Incorporation)                   (IRS Employer Identification No.)

                           8600 West Bryn Mawr Avenue
                          Chicago, Illinois 60631-3505
                                 (773) 695-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

            Daniel T. Burns, Executive Vice President of Operations
                        and Administration and Secretary
                              TruServ Corporation
                           8600 West Bryn Mawr Avenue
                          Chicago, Illinois 60631-3505
                                 (773) 695-5000
                              Fax: (773) 695-5465
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                               Geoffrey R. Morgan
                         Michael, Best & Friedrich, LLP
                           100 East Wisconsin Avenue
                        Milwaukee, Wisconsin 53202-4108
                                 (414) 271-6560
                              Fax: (414) 277-0656
                               ------------------

        Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Post-Effective Amendment to the
                            Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                              TRUSERV CORPORATION

                                  $11,625,000

             VARIABLE DENOMINATION FIXED RATE REDEEMABLE TERM NOTES


                                                                  PER UNIT          TOTAL
                                                                  --------      --------------
Public Price................................................       $1,000       $11,625,000(1)
Underwriting discounts......................................       none             none   (2)
Proceeds to TruServ.........................................       $1,000       $11,625,000(3)


(1) The minimum purchase required is $1,000.

(2) There are no underwriters. We are offering the notes directly to you.


(3) There are no firm commitments for the sale of these notes. If the entire offering is sold, we will receive $11,625,000 before estimated expenses of $62,000.



     The notes are designed to provide you with a convenient means of investing funds directly with us. If you invest in the notes, your investment will be represented by a program account at our agent bank, instead of a certificate or other evidence of ownership.


     The offering will provide notes with various maturity dates ranging from two- to four-years and will pay fixed rates of interest for each maturity. You may not be able to compare the interest rates paid to you with other investments which use a different method of calculating a variable yield or which pay a fixed yield for a stated period of time.

     There is no market for these notes nor is a market expected to develop. The notes have restricted transferability, and they may be called by us. We also reserve the right to modify, withdraw or cancel this offer.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 IN THIS PROSPECTUS.

     THE NOTES ARE UNSECURED OBLIGATIONS AND ARE SUBORDINATED TO SENIOR NOTES, BANK DEBT, AMOUNTS DUE TRADE CREDITORS AND OTHER DEBT.

     YOUR PROGRAM ACCOUNT IS NOT A DEPOSIT OR OTHER BANK ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               ------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------
                      THESE SECURITIES ARE OFFERED THROUGH

                              TRUSERV CORPORATION
                           8600 West Bryn Mawr Avenue
                          Chicago, Illinois 60631-3505

                THE DATE OF THIS PROSPECTUS IS           , 1999

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

                          REPORTS TO SECURITY HOLDERS

     Each year, we distribute an annual report containing consolidated financial statements reported upon by our independent auditors to our stockholder-members. We may, from time to time, also furnish to our stockholder-members interim reports, as determined by our management.

                DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE


     The SEC allows us to "incorporate by reference" information we file with them which means that we can disclose important information to you by referring you to those documents and delivering them to you with this prospectus. We are incorporating by reference our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Reports on Form 10-Q for the thirteen weeks ended April 3, 1999, July 3, 1999 and October 2, 1999, which we filed with the SEC under Section 15(d) of the Securities Exchange Act of 1934. We also are including the Form 10-K and the Form 10-Qs with this prospectus for your information.

                                    SUMMARY

     TruServ Corporation began as a Delaware corporation in 1953, and was the successor to the business activities of Cotter & Company, an Illinois corporation incorporated in 1948. Until July 1, 1997, when we merged with ServiStar Coast to Coast Corporation, our corporate name was Cotter & Company. Our corporate headquarters are located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505. Our telephone number is (773) 695-5000.

     We are a member-owned wholesaler of hardware, lumber/building materials and related merchandise. Our company is the largest member-owned wholesaler of these items in the United States. For financial reporting purposes, we operate in a single industry as a member-owned wholesaler cooperative.


     We are offering the notes exclusively to current company members who own Class A common stock and to current holders of certain TruServ Corporation Variable Denomination Fixed Rate Redeemable Term Notes. You may purchase the notes in units of $1,000. Ownership of the notes can be issued in one of the following four types of accounts:


          1. Single tenancy

          2. Joint tenancy with right of survivorship

          3. Tenancy by custodian (under the Uniform Gifts to Minors Act), and

          4. Living trust.

     We will issue notes each calendar quarter in two-, three-, and four-year terms. You must pay for the notes with cash. You will have the option of receiving your semi-annual interest payments, or you may have the interest payments added to your account balance. The notes have a fixed interest rate that is reset each calendar quarter and is equivalent to the comparable United States Treasury Note rate plus one percent.

     The notes are not the same as a deposit or other bank account. They are not insured by the Federal Deposit Insurance Corporation or any other government agency or insurer. The notes are not subject to the requirements of the Investment Company Act of 1940. All investments in the notes are investments in TruServ Corporation securities and are not obligations of any other bank or company.

     You may not transfer any of the notes that you purchase, nor can you pledge them as collateral for any of your debts. Additionally, we may redeem all or part of the notes prior to the redemption date. If we elect to redeem the notes, you will be paid the principal amount plus accrued interest up to the date of redemption. You may redeem any notes that you purchase at any time, but you will incur a penalty equal to the loss of 120-days' interest. Early redemption may reduce your principal balance.

     The notes are unsecured obligations and are subordinated to senior notes, bank debt, amounts due trade creditors and other debt. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt.

     There is no existing trading market for these notes, and we do not expect any market will develop.

     We plan to use the proceeds from this offering for general working capital, including the purchase of merchandise for resale to our members.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

          FOR THE FISCAL YEARS
    --------------------------------
    1998   1997   1996   1995   1994
    ----   ----   ----   ----   ----
    1.33   2.02   2.57   2.78   2.84


            FOR THE THIRTY-NINE WEEKS ENDED
  ---------------------------------------------------
  OCTOBER 2,                               OCTOBER 3,
     1999                                     1998
  ----------                               ----------
     1.00                                     1.41


     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense and the portion of rental expense deemed to represent interest expense.

                                  RISK FACTORS

GENERAL

     Our business is subject to a number of risks. Foremost amongst those risks is the uncertain growth of the hardware, lumber/building materials, home center, do-it-yourself, rental and industrial/commercial supply industries. Widespread economic trends as well as seasonal and regional factors can affect our industry.

     Our markets are also subject to increasingly intense competition and changes. We expect continued intense competition from the so-called "Big Box" stores such as Home Depot, Menards, Builders Square and Lowes, as well as from additional emphasis on directly competitive lines of business by Home Depot and diversified retailers such as Sears. These competitors may have greater resources, larger market shares and more widespread presence than we do. We believe our cooperative structure best situates our Members to compete with the Big Boxes and other market competitors, but no assurances can be made that any Member or Members will be successful.

VOLATILE PRICING OF MERCHANDISE/INVENTORY

     The price of merchandise and inventory in the lumber and building materials industry can change rapidly and such changes may affect our profit margins and competitive abilities adversely. We believe our cooperative structure creates the best opportunity for our Members to obtain lower prices and maximize their purchasing power but such efficiencies cannot be assured.

REGIONAL MARKET VARIATIONS

     We transact business nationwide. From time to time, significant variations in marketing opportunities may confront our Members due to economic conditions in the Member's specific geographic region. We are unable to predict any adverse regional economic conditions that may materially affect a Member or Members.

ENVIRONMENTAL

     We engage in activities, such as the manufacture of paint and related products, that could have an environmental impact. These areas are subject to constant review and scrutiny by governmental authorities at the federal, state and local level. We are unable to predict whether, or to what extent, such business activities and governmental scrutiny may result in future costs or liabilities.

SUBORDINATION OF NOTES

     The notes are unsecured obligations and are subordinated to our senior notes, bank debt, amounts due trade creditors and other debts. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt. The notes have no secondary market and cannot be transferred or pledged as collateral. All of your investments in us, including the notes, are subject to our lien rights ensuring payment of your debts to us. The notes are uninsured.

                                   YEAR 2000

GENERAL


     We started our Year 2000 Project in late 1996. Portions of our information systems are not yet "Year 2000 compliant", however, these are considered to be non-mission critical. We have established a corporate-wide program to address any problems arising from the transition to the Year 2000 in both our information systems and other "embedded" systems in all facilities.


STATE OF READINESS


     We have evaluated all mission-critical information systems. The repair and initial testing of these systems have been completed. Integrated end-to-end testing for mission critical processes has been completed. Our Desktop assessment and remediation is on schedule for most facilities. The Data Center capabilities have been assessed and remedied including voice and data communications. Testing of critical Data Center infrastructure is currently underway. Our real properties and physical plants are being evaluated for "embedded" systems concerns and potential problems are being addressed on a local level. Key electronic trading partners have been tested to ensure proper communications into the year 2000. We are on schedule to complete our Year 2000 initiative during the fourth quarter of 1999.


COSTS


     The budget for our Year 2000 project is $16,900,000. Actual costs to date are $15,229,000. The approximate percentage of the Year 2000 costs to the total Information Services budget is 14%. Funding has been provided through our normal operating and financing activities. The expense for our Year 2000 program is as follows:


1996............................................  $1.0 million
1997............................................  $3.2 million
1998............................................  $7.9 million
1999............................................  $4.6 million (projected)
2000............................................  $0.2 million (projected)
Total...........................................  $16.9 million (projected)

RISKS

     A worst case scenario for us would involve a breakdown in the distribution chain to our Members. Such a scenario could be realized either through the inability of our vendors to provide merchandise or our inability to receive or properly process orders from Members.

CONTINGENCY PLANS

     We are establishing an alternate supplier plan in the event that our vendors suffer from Year 2000 related problems. Contingency planning for information systems and possible "embedded" systems is also in progress.

                  THE TRUSERV VARIABLE DENOMINATION FIXED RATE
                          REDEEMABLE TERM NOTE PROGRAM

     The program is designed to provide you with a convenient means of investing funds directly with us. The notes are available in units of $1,000.

NOTE TERMS

     The notes will be issued quarterly and will be offered in two-, three-, and four-year terms. The notes will not be subject to any sinking fund. When you invest in the notes, they will be issued in uncertificated form, and you will not receive a certificate or other instrument evidencing the company's indebtedness.

INTEREST RATE

     We will determine the notes' interest rate. We will set the fixed interest rate of the notes each quarter at a rate that is equivalent to the comparable Treasury Note rate plus one percent. You may call a toll free number (1-800-507-9000), if you would like information concerning the notes' interest rate.

     You will have the option of receiving your semi-annual interest payments, or you may have the interest payments added to your account balance. Interest is calculated on a 365-day year and is paid semi-annually. Interest payments and principal at maturity are paid by check on the next business day.

     You may change your option of either receiving interest payments or having your interest reinvested by notifying our agent bank in writing.

TYPES OF ACCOUNTS

     You may hold ownership of the notes in one of the four following types of accounts:

          1. Single tenancy

          2. Joint tenancy with right of survivorship

          3. Tenancy by custodian (under the Uniform Gifts to Minors Act), and

          4. Living trust.

     You may not transfer the notes and you may not pledge them as collateral for any of your debts.

     If your legal name changes, you will need to complete a Form W-9 and a signature guarantee to change the name on your account.

     You cannot hold the notes in a retirement savings plan as described in
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

ACCOUNT INFORMATION

     You may call a toll free number (1-800-507-9000) to obtain current account information.

                                 HOW TO INVEST

     You must request an application package by calling us at the toll-free number, 1-800-507-9000. Upon request of an application, you will receive the Prospectus, the Program Description, an IRS W-9 Certification Form and an application, which you will need to complete and return to us. The application will include your registration form for two-, three-, or four-year notes. By signing and returning the application form and the IRS W-9 Certification Form, together with a check for your investment amount, to our designated lockbox, you consent to be bound by the terms of the program, as described in the Program Description, as amended from time to time by us. THE COMPLETED APPLICATION, THE IRS W-9 CERTIFICATION FORM AND THE CHECK FOR YOUR INVESTMENT AMOUNT MUST BE RECEIVED BY US AT

OUR DESIGNATED LOCKBOX BANK ON OR BEFORE THE LAST BUSINESS DAY BEFORE THE START OF EACH CALENDAR YEAR QUARTER.

                                 HOW TO REDEEM

     You may redeem any of your notes prior to maturity subject to a penalty consisting of 120-days interest as calculated on the most recent quarterly stated principal balance. This penalty may result in a reduction of your principal balance.

     You may not transfer ownership of your notes. In case of probate or court decree, the notes will be redeemed and will be subject to a penalty. You will not be able to break the notes into smaller denominations at any time.

                                USE OF PROCEEDS

     We plan to use the proceeds from the sale of the notes for general working capital, including the purchase of merchandise for resale to our members.

                              PLAN OF DISTRIBUTION


     We are offering the notes exclusively to our current members who own Class A common stock and current holders of certain TruServ Corporation Variable Denomination Fixed Rate Redeemable Term Notes. You may purchase the notes only in denominations of $1,000. All note sales will be made by us.


     We will communicate the availability of this program through a mailing to all eligible participants. If you request an application package, you will receive the Prospectus, the Program Description, an IRS W-9 Certification Form and an application form that you will need to return to us. The application form will include your registration form for two-, three- and four-year notes. By signing and returning the application form and the IRS W-9 Certification Form, together with a check for your investment amount, to our designated lockbox, you consent to be bound by the terms of our program, as described in the Program Description, as amended from time to time by us.

                                  ARBITRATION

     The notes and this note program will be enforced and interpreted under the laws of the State of Illinois. Any controversy or claims arising out of or relating to this offer, or any breach thereof, including without limitation, any claim that this offer or any portion thereof is invalid, illegal or otherwise voidable, will be submitted to arbitration before and in accordance with the rules of the American Arbitration Association, unless another extra judicial dispute resolution process has been agreed to in writing by the parties involved. However, any matters arising under the federal securities laws will not be subject to or in any way affected, waived or compromised by this arbitration provision. Judgment upon the award may be entered in any court having jurisdiction thereof. The location of the arbitration proceedings shall be at the American Arbitration Association office geographically or physically located closest to your domicile, unless otherwise agreed upon in writing by the parties.

                           CERTAIN TERMS OF THE NOTES

GENERAL

     The notes are issued under an indenture between us and our trustee, U.S. Bank Trust National Association. We have summarized selected provisions of the indenture below. This summary is not complete. The form of the indenture has been filed as an exhibit to the Registration Statement, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture, so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indenture. We will send you at no charge, a copy of the indenture upon written or oral request directed to Daniel T. Burns, Executive Vice President of Operations and Administration, TruServ Corporation, 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505, telephone number (773) 695-5000.

MODIFICATION OF THE INDENTURE

     The indenture permits us and the trustee, with the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the notes outstanding at that time, to add, change in any manner or eliminate any of the provisions of the indenture or to modify in any way the rights of the note holders. However, we may not add or modify any provision that would, among other things:

     1)   change the character of the notes from being payable upon demand,

     2)   reduce the principal amount of any note, or

     3) reduce the aggregate principal amount of the notes outstanding, the holders of which need to consent to our adding, changing or eliminating any provision of the indenture. (Section 802)

EVENT OF DEFAULT

     An event of default is defined in the indenture as non-payment of any principal or interest amount on any note when due. An administrative error is not considered an event of default unless the error has continued uncorrected for sixty days after written notice of the error was sent to the agent bank or trustee, with a copy to us. The trustee is the sole judge of whether the error has been corrected. Other events of default include default in the performance of any other note covenant after sixty days written notice to us of the default and certain events of bankruptcy, insolvency or reorganization. The indenture requires us to file an annual written statement with the trustee as to the presence or absence of certain defaults under the terms thereof. Within ninety days after a default has occurred, the trustee will notify note holders of all uncured and unwaived defaults of which it is aware. However, if we default on the payment of principal or interest on any note, the trustee will be protected in withholding such notice if it, in good faith, determines that the withholding of notice is in the interests of the note holders. The indenture provides that, while an event of default continues, either the trustee or the holders of 50% of more of the aggregate principal amount of the outstanding notes may declare the principal of all such notes to be immediately due and payable. However, under certain conditions, the holders of a majority of the principal amount of the outstanding notes may annul the declaration. The indenture also provides that past defaults, except for an uncured default in payment of principal or interest, may be waived on behalf of the note holders by the holders of a majority of the principal amount of outstanding notes. (Section 501)

CONCERNING THE TRUSTEE

     The trustee acts as trustee under one other of our indentures. A number of series of subordinated, unsecured notes are currently outstanding under this indenture.

LIMITATIONS ON SUITS

     You may not file a lawsuit with respect to the indenture, unless:

          1) you have first given notice to the trustee of a continuing event of default,

          2) note holders of at least 50% of the outstanding principal amount of the notes have made written request to the trustee to institute the action,

          3) note holders requesting the action have offered to indemnify the trustee against the costs, expenses, and liabilities that will be incurred as part of the action,

          4) the trustee has failed to institute the action for at least sixty days, and

          5) no direction inconsistent with such written request has been given to the trustee during that sixty-day period by note holders holding a majority of the principal amount of the notes. (Section 507)

NOTE SUBORDINATION

     The notes will be subordinated in right of payment to senior notes, bank debt, amounts due trade creditors and other company debt. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt.

OPTIONAL REDEMPTION BY US

     We can redeem the notes in whole or in part at any time. If we choose to redeem the notes prior to the redemption date, we will pay you the principal amount of the notes plus accrued and unpaid interest to the redemption date. Any partial note redemption will be effected by lot or pro rata or by any other method that the trustee deems fair and appropriate.

     If we redeem the notes at our option, you will receive a check for the principal amount of the notes plus accrued and unpaid interest to the date of redemption. Interest on all redeemed notes will cease to accrue on and after the effective date of redemption.

     You may redeem any notes that you purchase at any time, but you will incur a penalty equal to the loss of 120-days' interest. Early redemption may reduce your principal balance. (Sections 303 and 305)

SATISFACTION AND DISCHARGE

     Satisfaction and discharge of the indenture will occur when;

          1) we terminate the program in accordance with its terms and all the notes become due and payable,

          2) we deposit the entire amount needed to pay all the notes, including principal and interest due or to become due to the date of payment, and

          3) we pay all other sums payable under the terms of the indenture. (Section 401)

                         AGENT BANK AND ADMINISTRATION

     We have engaged The Northern Trust Company as the agent bank to service the program. The agent bank will send the following information to you:

          1) investment confirmation,

          2) quarterly statements listing all notes held and all transaction information on a year-to-date basis,

          3) advance maturity notices with renewal forms,

          4) Form 1099INT, and

          5) Form 1099B, if applicable.

     Additionally, the agent bank will provide an automated voice-response system at a toll free number (1-800-507-9000). You may call this number to obtain aggregate account and individual note information. The agent bank will also process early redemption request, respond to inquiries and provide you with information on your notes and accounts. Additional or other inquiries from you to the agent bank will be forwarded to us.

                                     TAXES

     The program is not qualified under Section 401(a) of the Internal Revenue Code. Accordingly, you will have to report all interest credited to your notes or paid to you as taxable income for federal income tax purposes. No part of the taxable interest is excludable from taxable income.

     Your December statement sent by the agent bank each year will state the full amount reportable as taxable income. The agent bank will also file tax information returns as required by law. State and local income taxes and tax reporting also may apply. You are individually responsible for complying with applicable federal, state and local tax laws and should consult with your individual tax advisor regarding the tax consequences that may apply to your particular situation.

                                 LEGAL MATTERS

     The legality of the notes has been passed upon for us by Messrs. Arnstein & Lehr, Chicago, Illinois.

           ---------------------------------------------------------
           ---------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

TABLE OF CONTENTS

                                           Page
                                           ----
Where You Can Find More Information.......   2
Reports to Security Holders...............   2
Documents Included and Incorporated by
  Reference...............................   2
Summary...................................   3
Consolidated Ratio of Earnings to Fixed
  Charges.................................   4
Risk Factors..............................   4
The Truserv Variable Denomination Fixed
  Rate Redeemable Term Note Program.......   6
How to Invest.............................   6
How to Redeem.............................   7
Use of Proceeds...........................   7
Plan of Distribution......................   7
Arbitration...............................   7
Certain Terms of the Notes................   8
Agent Bank and Administration.............  10
Taxes.....................................  10
Legal Matters.............................  10

           ---------------------------------------------------------
           ---------------------------------------------------------
           ---------------------------------------------------------
           ---------------------------------------------------------


                                  $11,625,000

                              TRUSERV CORPORATION
                             VARIABLE DENOMINATION
                                   FIXED RATE
                             REDEEMABLE TERM NOTES

                           FOR INFORMATION CONCERNING
                            THE TRUSERV CORPORATION
                              INVESTMENT PROGRAM,

                                   WRITE TO:
                   THE TRUSERV CORPORATION INVESTMENT PROGRAM
                                 P.O. BOX 75933
                          CHICAGO, ILLINOIS 60675-5933

                                    OR CALL:
                        TOLL FREE NUMBER 1-800-507-9000
                                   PROSPECTUS
                            ------------------------
                            DATED             , 1999

           ---------------------------------------------------------
           ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the actual or estimated expenses in connection with the issuance and distribution of the Variable Denomination Fixed Rate Redeemable Term Notes being registered:

Registration Fee............................................    $    --
Printing of Registration Statement and Prospectus...........      4,000
Accounting Fees and Expenses................................     10,000
Legal Fees..................................................     10,000
Trustee Fee.................................................      3,000
Fees and Expenses for Qualifying Securities under "Blue Sky"
  Laws of
  Various States............................................     35,000
                                                                -------
Total.......................................................    $62,000
                                                                =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right of such director, officer, or employee to indemnification provided by law or otherwise.

     Additionally, pursuant to Section 145(a)-(g) of the Delaware General Corporation Law which empowers a corporation to indemnify its directors, officers, employees and agents, the Board of Directors of the Company on July 23, 1973 adopted a By-Law (Article XIII, Indemnification of Directors, Officers and Employees--Exhibit 2-A to Registration Statement on Form S-4 (No. 333-18397) and incorporated herein by reference) providing for such indemnification. The following is a summary of the most significant provisions of said By-Law:

     As against third parties, the Company shall indemnify any director, officer, employee or agent for any expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in defending any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative brought against such person by reason of the fact that he was or is a director, officer, employee or agent, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding if he had no reasonable cause to believe his conduct unlawful.

     In any action or suit by or in the right of the Company, the Company shall indemnify any director, officer, employee or agent who is or was a party or threatened to be made a party to such threatened, pending or completed action or suit, for expenses (including attorney's fees and amounts paid in settlement) reasonably and actually incurred in connection with the defense or settlement of such suit or action, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of Delaware or the court where the suit was brought finds that in view of all the circumstances of the case, such person is entitled to indemnification.

     Any indemnification, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties of such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Additionally, the Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of care. The amendment provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 is concerned, see Item 17 "Undertakings" below.

ITEM 16. EXHIBITS.

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
       4-A     Trust Indenture between Cotter & Company and First Trust of
               Illinois (formerly Bank of America). Incorporated by
               reference--Exhibit T3C to TruServ Corporation Form T-3 (No.
               22-26210).
       4-B     Installment note form. Incorporated by reference--Exhibit
               4-F to Registration Statement on Form S-2 (No. 2-82836).
         5     Opinion of Messrs. Arnstein & Lehr (previously filed.)
      10-A     Current Form of "Retail Member Agreement with TruServ
               Corporation" between the Company and its Members that offer primarily hardware and related items. Incorporated by
               reference--Exhibit 10-A to Registration Statement on Form
               S-4 (No. 333-18387).
      10-B     Current form of "Subscription to Shares of TruServ
               Corporation". Incorporated by reference--Exhibit 10-B to
               Post-Effective Amendment No. 5 to Registration Statement on
               Form S-2 to Form S-4 (No. 333-18387).
      10-C     Cotter & Company Defined Lump Sum Pension Plan (As Amended
               and Restated Effective As Of January 1, 1996). Incorporated
               by reference--Exhibit 10-C to Post-Effective Amendment No. 5 to Registration Statement on Form S-2 (No. 33-39477).
      10-D     Cotter & Company Employees' Savings and Compensation
               Deferral Plan (As Amended and Restated Effective April 1,
               1994). Incorporated by reference--Exhibit 10-D to
               Post-Effective Amendment No. 4 to Registration Statement on
               Form S-2 (No. 33-39477).
      10-E     Cotter & Company Supplemental Retirement Plan between
               TruServ Corporation and selected executives of the Company
               (As Amended and Restated January 2, 1996 Effective As Of
               January 1, 1996). Incorporated by reference--Exhibit 10-E to
               Post-Effective Amendment No. 5 to Registration Statement on
               Form S-2 (No. 33-39477).
      10-F     Annual Incentive Compensation Program and Long-Term
               Incentive Compensation Program between Cotter & Company and selected executives of the Company. Incorporated by
               reference--filed as Exhibits A and B to Exhibit 10-N to
               Registration Statement on Form S-2 (No. 33-39477).
      10-G     Cotter & Company Long-Term Incentive Compensation Program
               for Executive Management (Amended) dated November 7, 1994.
               Incorporated by reference--Exhibit 10-I to Post-Effective
               Amendment No. 4 to Registration Statement on Form S-2 (No.
               33-39477).
      10-H     Employment Agreement between Cotter & Company and Daniel A.
               Cotter dated October 15, 1984. Incorporated by
               reference--Exhibit 10-N to Post-Effective Amendment No. 2 to
               Registration Statement on Form S-2 (No. 2-82836).
      10-I     Amendment No. 1 to Employment Agreement between Cotter &
               Company and Daniel A. Cotter dated October 15, 1984
               effective January 1, 1991. Incorporated by reference--
               Exhibit 10-N to Registration Statement on Form S-2 (No.
               33-39477).

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      10-J     Contract between Daniel T. Burns and the Company.
               Incorporated by reference--Exhibit 10-J to Post-Effective
               No. 5 to Registration Statement in Form S-2 (No. 33-39477).
      10-K     Retail Conversion Funds Agreement dated as of December 9,
               1996 between the Company and SCC. Incorporated by
               reference--Exhibit 10-L to Registration Statement on Form
               S-4 (No. 333-18397).
      10-L     Employment Agreement between SCC and Donald J. Hoye dated
               September 1, 1996--Incorporated by reference to Exhibit 10-P to Amendment No 2 to Registration Statement on Form S-4 (No.
               333-18397)
      10-M     Amended and Restated Trust Indenture between Cotter &
               Company and First Trust National Association. Incorporated
               by reference--Exhibit 4-K to Cotter & Company Registration
               Statement on Form S-2 (No. 333-26727).
      10-N     Credit Agreement dated July 1, 1997 for $300,000,000
               Revolving credit between TruServ Corporation, various
               financial institutions, and Bank of America. Incorporated by reference--Exhibit 4-L to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
      10-O     Amended and Restated Private Shelf Agreement between TruServ
               Corporation and Prudential Insurance Company of America
               dated November 13, 1997 for $150,000,000. Incorporated by
               reference--Exhibit 4-M to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
      10-P     Credit Agreement dated September 10, 1998 for $105,000,000
               Note Purchase Agreement between TruServ Corporation and
               various Purchasers. Incorporated by reference--Exhibit 4-L to Post-Effective Amendment No. 6 to Registration Statement
               on Form S-4 (No. 333-183997)
      10-Q     Participation Agreement dated April 30, 1998 for $40,000,000 between TruServ Corporation, various financial institutions and Bank of Montreal. Incorporated by reference--Exhibit 4-M to Post-Effective Amendment No. 6 to Registration Statement
               on Form S-4 (No. 333-18397)
      10-R     Credit Agreement dated September 30, 1998 for $100,000,000
               Revolving Credit between TruServ Corporation, various
               financial institutions and Bank of America. Incorporated by reference--Exhibit 4-N to Post-Effective Amendment No. 6 to
               Registration Statement on Form S-4 (No. 333-18397)
       *12     Statement of Computation of Consolidated Ratio of Earnings
               to Fixed Charges for the Thirty-Nine Weeks Ended October 2,
               1999 and October 3, 1998 and for the Fiscal Years Ended
               1998, 1997, 1996, 1995, and 1994.
      23-A     Consent of Arnstein & Lehr--Incorporated by reference to
               Exhibit 23-A to Amendment No. 4 to Registration Statement on
               Form S-2 (No. 33-64669).
     *23-B     Consent of Ernst & Young LLP (included on page S-7).
        99     Current Application Package for TruServ Variable
               Denomination Fixed Rate Redeemable Term Note Investment
               Program. Incorporated by reference--Exhibit 99 to Amendment
               No. 4 to Registration Statement on Form S-2 (No. 33-64669).


---------------
* Filed herewith

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-2 AND HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 10TH DAY OF DECEMBER, 1999.


                                          TRUSERV CORPORATION


                                          By:         /s/ DONALD J. HOYE

                                            ------------------------------------

                                                       Donald J. Hoye


                                             President, Chief Executive Officer
                                                         and Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                /s/ DANIEL A. COTTER                     Chairman of the Board and     December 10, 1999
-----------------------------------------------------      Director
                  Daniel A. Cotter

                 /s/ DONALD J. HOYE*                     President, Chief Executive    December 10, 1999
-----------------------------------------------------      Officer and Director
                   Donald J. Hoye

                /s/ DANIEL T. BURNS*                     Executive Vice President of   December 10, 1999
-----------------------------------------------------      Operations and
                   Daniel T. Burns                         Administration

                  /s/ JOE W. BLAGG*                      Director                      December 10, 1999
-----------------------------------------------------
                    Joe W. Blagg

                /s/ JAMES D. BURNETT*                    Director                      December 10, 1999
-----------------------------------------------------
                  James D. Burnett

            /s/ WILLIAM M. CLAYPOOL, III*                Director                      December 10, 1999
-----------------------------------------------------
              William M. Claypool, III

                 /s/ JAY B. FEINSOD*                     Director                      December 10, 1999
-----------------------------------------------------
                   Jay B. Feinsod

              /s/ WILLIAM M. HALTERMAN*                  Director                      December 10, 1999
-----------------------------------------------------
                William M. Halterman

                /s/ WILLIAM H. HOOD*                     Director                      December 10, 1999
-----------------------------------------------------
                   William H. Hood

              /s/ JAMES D. HOWENSTINE*                   Director                      December 10, 1999
-----------------------------------------------------
                 James D. Howenstine

               /s/ JERRALD T. KABELIN*                   Director                      December 10, 1999
-----------------------------------------------------
                 Jerrald T. Kabelin

                 /s/ PETER G. KELLY*                     Director                      December 10, 1999
-----------------------------------------------------
                   Peter G. Kelly

                /s/ ROBERT J. LADNER*                    Director                      December 10, 1999
-----------------------------------------------------
                  Robert J. Ladner

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ GEORGE V. SHEFFER*                    Director                      December 10, 1999
-----------------------------------------------------
                  George V. Sheffer

               /s/ DENNIS A. SWANSON*                    Director                      December 10, 1999
-----------------------------------------------------
                  Dennis A. Swanson

               /s/ JOHN B. WAKE, JR.*                    Director                      December 10, 1999
-----------------------------------------------------
                  John B. Wake, Jr.

               /s/ JOHN M. WEST, JR.*                    Director                      December 10, 1999
-----------------------------------------------------
                  John M. West, Jr.

              /s/ BARBARA B. WILKERSON*                  Director                      December 10, 1999
-----------------------------------------------------
                Barbara B. Wilkerson

              *By: /s/ DANIEL A. COTTER
  ------------------------------------------------
         Daniel A. Cotter, Pursuant to power
           of attorney previously granted

                                                                    EXHIBIT 23-B

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement (Form S-2 No. 33-64669) and related Prospectus of TruServ Corporation for the registration of $11,625,000 of Variable Denomination Fixed Rate Redeemable Term Notes of our report dated March 25, 1999, with respect to the consolidated financial statements of TruServ Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Chicago, Illinois
December 10, 1999